As filed with the Securities and Exchange Commission on September 21, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 21, 2009

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina	28255
(Address of principal executive offices)	(Zip Code)

(704) 386-5681

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 21, 2009, Bank of America Corporation (the “Corporation”) appointed Charles “Chad” O. Holliday, Jr. to its board of directors (the “Board”), effective September 21, 2009. Mr. Holliday is expected to serve on the Corporate Governance Committee of the Board and a newly formed credit committee of the Board which will become effective on October 27, 2009. Mr. Holliday will receive compensation as a non-employee director in accordance with the Corporation’s non-employee director compensation practices described in the Corporation’s Annual Proxy Statement filed with the Securities and Exchange Commission on March 18, 2009. The initial cash and stock award to be received by Mr. Holliday will be pro rated from the date of appointment to the Corporation’s next annual meeting of stockholders.

A copy of the news release announcing the event described above is attached as Exhibit 99.1 and is incorporated in this report by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Bank of America Corporation News Release dated September 21, 2009 Announcing the Director Appointment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ TERESA M. BRENNER
Teresa M. Brenner Associate General Counsel

Dated: September 21, 2009

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Bank of America Corporation News Release dated September 21, 2009 Announcing the Director Appointment